SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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WIFIMED HOLDINGS COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

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WIFIMED HOLDINGS COMPANY, INC.
2000 RiverEdge Parkway, Suite GL 100A
Atlanta, GA 30328

February __, 2008

To our Stockholders:

            Enclosed, please find an Information Statement providing information to you regarding the following corporate action taken by our Board of Directors and the holders of the majority of the voting power (the "majority stockholders") of WiFiMed Holdings Company, Inc:

      Approving an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 75,000,000 to 150,000,000

            The majority stockholders and our Board of Directors have also authorized our officers to fix the record date for the changes to our Articles of Incorporation and to execute documents and take other action as is necessary to effect the authorized action.

            The written consent of the majority stockholders assures that the above action will occur without your vote. Your vote is not required to approve this action, and the enclosed Information Statement is not a request for your vote or a proxy statement. This Information Statement is being provided only to inform you of the action that has been taken.

                                                                                                    Very truly yours,

                                                                                                    WiFiMed Holdings Company, Inc.

                                                                                                    /s/ Gregory D. Vacca
                                                                                                   President and CEO

INFORMATION STATEMENT

WIFIMED HOLDINGS COMPANY, INC.

2000 RiverEdge Parkway, Suite GL 100A
Atlanta, GA 30328

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

            This Information Statement is first being furnished on or about February __, 2008 to the holders of record as of the close of business on January 18, 2008 (the "Record Date") of the  common stock of WiFiMed Holdings Company, Inc. ("WIFIMED," "we," or "us" or the "Company").  Our Board of Directors has approved, and a total of 13 stockholders, including directors, owning 19,369,994 shares of our common stock outstanding as of January 18, 2008, have consented in writing to the actions described below. Such approval and consent constitutes the approval and consent of a majority of the total combined voting power of our outstanding common stock and are sufficient under the Nevada General Corporation Law and our Articles of Incorporation and Bylaws to approve the action. Accordingly, the actions will not be submitted to the other stockholders of WiFiMed Holdings Company, Inc. for a vote. This Information Statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

            The date of the Information Statement is February __, 2008.

GENERAL

            We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

            We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We will promptly deliver a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the document was delivered upon oral or written request to:

            WiFiMed Holdings Company, Inc.
            2000 RiverEdge Parkway, Suite GL 100A
             Atlanta, GA 30328
            Telephone No.:  (770) 919-7220

            Security holders may also address future requests for separate delivery of information statements and/or annual reports by contacting us at the address listed above.

INFORMATION ON CONSENTING STOCKHOLDERS

            Pursuant to our Bylaws and the Nevada General Corporation Law, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described herein. As of the Record Date, we had 37,295,850 shares of common stock. Each share of common stock is entitled to one (1) vote.  Of the total potential 37,295,850 votes, more than 50%, or 18,647,926, is required to pass any stockholder resolution. The consenting majority stockholders of WiFiMed Holdings Company, Inc. are the owners of 19,369,994 shares of common stock representing a total of 51.9% of the total voting power as of the Record Date. Pursuant to Section 78.320 of the Nevada General Corporation Law, the consenting majority stockholders voted in favor of the actions described herein in a written consent dated January 18, 2008. The consenting stockholders' names and shares voted are as follows:

Name of Consenting Stockholder	Shares of Common Stock Voted by Consent

Joy Terrace Capital (1)	5,000,000
JMJ Technologies, Inc. (2)	4,862,067
Barry Kramer	2,042,414
Robert Plumb	1,855,584
Robert Payne	1,222,979
David Hubbard (3)	1,154,867
Patricia Jenkins(4)	626,012
Steven Preiss	620,000
Maria DeVito	617,000
Mark Bloomberg	564,774
Encounter Care Solutions, Inc. (5)	375,000
Richard Burtt (6)	233,175
Marshall Sterman (7)	196,122

Total	19,369,994

(1)   Voting and disposition control resides with Mr. Francis P. Magliochetti.
(2)   Voting and disposition control resides with Mr. James D. Copenhaver.
(3)   Mr. Hubbard is a Director of WiFiMed Holdings Company, Inc.
(4)   Includes shares in Ms. Jenkins name and in affiliated companies; Jester LLC; Brook Ventures LLC and Phillips Capital.
(5)   Voting and disposition control resides with Mr. Ron Mills.
(6)   Mr. Burtt is a Director of WiFiMed Holdings Company, Inc.
(7)   Mr. Sterman is a Director of WiFiMed Holdings Company, Inc.

PROPOSALS BY SECURITY HOLDERS

            None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             The following table sets forth certain information concerning the ownership of our common stock as of January 22, 2008, with respect to: (i) each person known to us to be the beneficial owner of more than five percent of each class of stock; (ii) all of our directors and executive officers; and (iii) all of our directors and executive officers as a group. The notes accompanying the information in the table are necessary for a complete understanding of the information provided below. As of January 22, 2008, there were: 37,295,850 shares of common stock outstanding.

            We believe that all persons named in the table have sole voting and investment power with respect to all shares shown as being owned by them.

            Under securities laws, a person is considered to be the beneficial owner of securities owned by him, his spouse and others to whom the law attributes ownership, as well as securities that can be acquired by him within 60 days from the date of this report, including shares which may be acquired upon the exercise of options, warrants or convertible securities.  We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this report, have been exercised or converted.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Interest	Percent of Class

Common Stock	Gregory Vacca (1)	500,000(2)	1.34%

Common Stock	Marshall Sterman (1)	847,378(3)	2.26%

Common Stock	Robert Coffill (1)	317,605(4)	*

Common Stock	Richard Burtt (1)	778,983(5)	2.08%

Common Stock	Dave Hubbard (1)	1,229,867(6)	3.29%

Common Stock	Jeffrey Simon (7)	2,891,129(8)	7.75%

Common Stock	George Hart (9)	3,195,390(10)	8.57%

Common Stock	JMJ Technologies, Inc. (1)	6,462,067(11)	17.33%

Common Stock	Joy Terrace Capital (12)	5,000,000(13)	13.41%

Common Stock	Barry Kramer(14)	4,583,250(15)	12.29%

Common Stock	Robert Plumb(16)	2,049,588(17)	5.49%

Common Stock	Jonathan Payne(18)	2,411,411(19)	5.79%

Total for Officers and Directors as a group (5 persons)		3,673,833	9.85%

 * Equals less than 1 percent.

(1)      Except as otherwise noted each person's business address is c/o the Company, 2000 RiverEdge Pkwy, Ste. GL 100A, Atlanta, Georgia 30328.

(2)      Voting and disposition control resides with Gregory Vacca. These are options to purchase 500,000 shares at $0.46 per share, which are currently exercisable.  Mr. Vacca also has been granted incentive stock options to purchase 2,500,000 shares at $0.46 per share, of which 1,000,000 shares vest upon the one year anniversary of Gregory Vacca's employment agreement, and 1,500,000 of which vest on a monthly basis thereafter at 1/24th of the option or 62,500 shares per month.

(3)      Person retains voting and disposition control with respect to 767,378 shares, which includes options to purchase 200,000 shares of common stock exercisable at $0.46 per share, granted on January 16, 2007 as board compensation, and shares voting control with Dorothy Sterman with respect to 40,000 shares and The Mayflower Group with respect to 40,000 shares.

(4)      Person retains voting and disposition control with respect to all of the shares underlying options to purchase 100,000 shares granted on January 16, 2007 as board compensation and warrants to purchase 217,605 shares of common stock, both exercisable at $0.46 per share.

(5)      Person holds voting and disposition control directly with respect to 223,175 shares of common stock and options to purchase 175,000 shares of common stock exercisable at $0.46 per share, granted on January 16, 2007 as board compensation and indirectly through Value Added Strategies, LLC, of which entity such person is the principal owner, with respect to warrants to purchase 380,808 shares of common stock exercisable at $0.46 per share.

(6)      Person retains voting and disposition control with respect to the 1,154,867 shares of common stock, which includes 163,204 shares of common stock underlying options that are exercisable at $0.46 per share, and options to purchase 75,000 shares exercisable at $0.46 per share, granted on January 16, 2007 as board compensation.

(7)      Person's business address is 3320 Keenland Road, Marietta, GA 30062.

(8)      Person retains voting and disposition control with respect to the 2,891,129 shares, which amount includes 2,853,016 shares and warrants to purchase 38,113 shares of common stock exercisable at $0.46 per share.

(9)      Person's business address is 5620 Conway Dr. Marietta, GA 30068.

(10)    Person retains voting and disposition control with respect to all of the shares.

(11)    Voting and disposition control with respect to all of the shares is held by James D. Copenhaver, President, CEO and Chairman of the board of JMJ Technologies, Inc.  Person retains voting and disposition control with respect to all of the shares, which consist of 4,862,067 common shares and warrants to obtain 1,600,000 shares at $0.01 per share.

(12)    Person's business address is c/o Mark Scardino, 1802 North Carson Boulevard, Carson City, NV 89706.

(13)    Voting and disposition control of the shares resides with Francis P. Magliochetti.

(14)   Person's business address is 12428 Promontory Road, Los Angeles, CA 90049.

(15)    Person retains voting and disposition control with respect to all of the shares, which consist of 2,042,414 shares of common stock issued in March of 2006 and warrants to purchase (i) 151,235 shares exercisable at $0.46 per share, (ii) 1,139,601 shares exercisable at $0.08775 per share; and (iii) 1,250,000 shares exercisable at $0.40 per share.

(16)    Person's business address is 1524 Vassar Street, Houston, Texas 77006.

(17)    Person retains voting and disposition control with respect to all of the shares, which consist of 1,855,584 shares of common stock and warrants to purchase 194,004 shares exercisable at $0.46 per share.

(18)    Person's business address is 6141 Sherry Lane, Dallas, TX 75225-6302. A portion of the common shares is owned by the person and his wife as community property; accordingly, the wife, Anne Payne, has also signed the consent.

(19)   Person retains voting and disposition control with respect to all of the shares, which consist of 1,222,979 shares of common stock and warrants to purchase (i) 896,571 warrants exercisable at $0.35 per share, (ii) 42,432 warrants exercisable at $0.46 per share, and (iii) 250,000 warrants exercisable at $1.40 per share.

We are not aware of any arrangements that could result in a change of control.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY CONSENTING STOCKHOLDERS

            The following action was taken based upon the unanimous recommendation by our Board of Directors and the written consent of the consenting stockholders. Such consent is attached hereto as Exhibit A.

AMENDMENT TO ARTICLES OF INCORPORATION

            The Board of Directors and the consenting majority stockholders unanimously adopted and approved an amendment to our Articles of Incorporation to: increase our authorized shares of common stock from 75,000,000 shares to 150,000,000 shares (the "Amendment").

            The text of the Amendment is attached to this Information Statement as Exhibit B. The Amendment will become effective once it is filed with the Secretary of State of Nevada. Under federal securities laws, we cannot file the Amendment until at least 20 days after mailing this Information Statement to our stockholders.

            Upon filing the Amendment with the Secretary of State of Nevada, our authorized shares of common stock will increase from 75,000,000 shares to 150,000,000 shares.

Increase in Authorized Shares

            We believe that an increase in the number of authorized shares of our common stock is prudent in order to assure that a sufficient number of shares of our common stock is available for issuance in the future if our Board of Directors deems it to be in our and our stockholders' best interests. A total of 75,000,000 additional shares of common stock has been determined by our Board of Directors to be a reasonable estimate of what might be required in this regard for the foreseeable future to accommodate fundraising and other opportunities involving the issuance of our common stock. Immediately following this increase, the Company will have approximately 112,704,150 shares of common stock authorized but unissued and available for issuance.

            The authorized but unissued shares of our common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financings or acquisition transactions or as compensation for services. At present, we have no specific plans for the issuance of any of the shares of common stock that are to be newly authorized.

            The authorized but unissued shares will also be available to accommodate the potential conversion of $2,250,000 convertible debentures that were issued in a private placement on November 30, 2007 and for the exercise of warrants in connection with that transaction. On January 14, 2008, we filed a registration statement on Form SB-2 to register up to 25,875,000 shares of our common stock that may be issued upon conversion of the debentures and exercise of the warrants.

           Our Board of Directors will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders' meeting or waiting for a regularly scheduled meeting of stockholders in order to increase the authorized capital. If in a particular transaction stockholder approval were required, by law or any stock exchange rules or were otherwise deemed advisable by the Board of Directors, then the matter would be referred to the stockholders for their approval notwithstanding that we may have the requisite number of voting shares to consummate the transaction without such stockholder approval.

            The Amendment is not intended to have any anti-takeover effect. However, our stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of our company or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management.  Although the Board of Directors currently has no intention of doing so, shares of common stock could be issued by the Board of Directors to dilute the percentage of Common stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board of Directors or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving our company. We have no present intention to use the increased authorized common stock for anti-takeover purposes.

Executive Compensation

            Summary Compensation Table

            The following table provides summary information for the fiscal years 2006, 2005 and 2004 concerning cash and non-cash compensation paid or accrued by us to, or on behalf of, Gordon Scott Venters, our president and chief executive officer. No other officer earned more than $100,000 during the period.

SUMMARY COMPENSATION TABLE

Name and Principal Position(s)	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Award(s) (#)		Non Equity Incentive Plan Compensation ($)	Non Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)

Gregory Vacca, CEO and President (1)	2007	$140,000	(2)	$ -0-	(3)	$ -0-		3,000,000	(4)	$ -0-	$ -0-	$ 4,375	(5)
	2006	$ -0-		$ -0-		$ -0-		-0-		$ -0-	$ -0-	$ -0-

Jeffrey Simon (6) Former CEO	2007	$80,708		$ -0-		$2,995,667	(10)	870,417	(8)	$ -0-	$ -0-	$ -0-
	2006	$57,875		$ -0-		$ -0-		438,113	(9)	$ -0-	$ -0-	$ -0-

Marshall Sterman (7) Former CEO and CFO	2007	$ -0-		$ -0-		$ 205,928	(11)	-0-		$ -0-	$ -0-	$ -0-
	2006	$ -0-		$ -0-		$ -0-		-0-		$ -0-	$ -0-	$ -0-

(1)      Serves as executive officer from October 15, 2007 through present.

(2)      Mr. Vacca is compensated at an annual salary of $140,000 for 2007 under the Employment Agreement, dated as of October 15, 2007, between Gregory Vacca and the Company, which increases to $160,000 in 2008 through October 14, 2010.

(3)      Mr. Vacca is not eligible for an annual bonus until January 31, 2008 under the terms of the Employment Agreement.

(4)      Pursuant to the Employment Agreement, Mr. Vacca was granted 3,000,000 options to purchase common stock of the Company upon his execution of the Employment Agreement, 500,000 of which vested immediately, and 2,500,000 incentive stock options under the Company's Stock Incentive Plan, which vest as follows: 1,000,000 incentive stock options on the first anniversary of the agreement, and 1,500,000 incentive stock options on a monthly basis thereafter at 1/24th of the options, or 62,500 per month.

(5)      Pursuant to the Employment Agreement, Mr. Vacca was awarded fringe benefits which included reimbursements in the following amounts: (i) $750 per month for his cost of housing in the metropolitan Atlanta area for the convenience of the Company; and (ii) two (2) monthly trips to and from Atlanta and Orange County California in the amount of $500 per round trip.  Mr. Vacca's fringe benefits for fiscal year 2007 are calculated and pro-rated for the remainder of the fiscal year based on the effective date the employment began, as of October 15, 2007. Mr. Vacca is entitled to participate on the same basis as the other officers and employees of the Company in the Company's standard benefits package, including 401(k), group health, disability and life insurance programs, and other fringe benefits.  The Company will insure that Mr. Vacca has directors and officers liability insurance in an amount that is sufficient and customary for enterprises like those of the Company.

(6)      Served as an executive officer from March 6, 2007 through October 15, 2007.

(7)      Served as an executive officer from August 25, 2006 through March 6, 2007.

(8)      Options were granted on March 6, 2007 under the 2006 Stock Incentive Plan.  These options expire upon 90 days from the date of Mr. Simon's termination, which occurred on or about October 15, 2007.

(9)      Includes 400,000 options granted on June 6, 2006 under the 2006 Stock Incentive Plan and 38,113 warrants issued to Jeffrey Simon, granted on July 6, 2006, that are not issued under any plan.  The 400,000 options expire upon 90 days from the date of Mr. Simon's termination, which occurred on or about October 15, 2007.

(10)    Calculated based on 2,853,016 shares of our common stock issued to Mr. Simon on March 26, 2007, based on the market price of our common stock of $1.05 per share, as listed on the OTCBB on January 11, 2008.

(11)    Calculated based on 196,122 shares of common stock consisting of 98,061 shares issued to Mr. Sterman on each of March 26, 2007 and August 8, 2007, based on the market price of our common stock of $1.05 per share, as listed on the OTCBB on January 11, 2008.

Employment Agreements

On or about October 15, 2007, the Company entered into an employment agreement with Gregory Vacca for Mr. Vacca to serve as the Company's President, Chief Executive Officer ("CEO") and acting Treasurer. Pursuant to his employment agreement Mr. Vacca receives an annual base salary of $140,000, increasing to $160,000 on January 1, 2008, through October 15, 2010.  Mr. Vacca is eligible for an annual bonus of up to 40% of his base salary based upon the achievement of corporate objectives relating to the Company's performance as determined by the Board. The term of the agreement is for three years commencing October 15, 2007, and will automatically renew for additional one year terms upon approval by the Board, subject to earlier termination provided therein.  The Company may terminate the agreement for just Cause (as defined) upon ten (10) days prior written notice. Mr. Vacca was awarded stock options on October 15, 2007 to purchase 500,000 shares of Common Stock at $0.46 per share, which vested immediately, and incentive stock options to purchase 2,500,000 shares vesting in the amount of 1,000,000 on October 15, 2008 and the remaining 1,500,000 options shall vest in the amount of 1/24th each month thereafter, or 62,500 per month.

Mr. Vacca will participate in the Company's benefit programs and shall also be provided with reimbursements for housing in the Atlanta, Georgia metropolitan area in the amount of $750 per month and travel costs back and forth between Atlanta and Orange County California for two (2) trips each month in the amount of $500 per round trip.

Stock Options

   Outstanding Equity Awards At Fiscal Year End

	Option Awards						Stock Awards

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Gregory Vacca	500,000			2,500,000	$0.46	10/15/2010			2,500,000	$2,625,000(1)

Jeffrey Simon		400,000	(2)		$1.00	6/6/2016
		870,417	(2)		$0.46	3/6/2017
	38,113 (3)				$0.46	7/6/2009

 (1) Represents the market value based on $1.05 per share market price as listed on the OTCBB on January 11, 2008.

 (2) Options expire within 90 days of the date of Mr. Simon's termination, which occurred on or about October 15, 2007.

 (3) Warrants granted on July 6, 2006 which expire upon three years, having an exercise price of $0.46 per share.

Audit Committee

            Our audit committee consists of Marshall Sterman, Richard Burtt and Robert Coffill. We have no other committees of the Board of Directors.

Compensation of Directors

           The following table presents information regarding the compensation of our directors during the fiscals year-ended December 31, 2007 and December 31, 2006, except for Gregory Vacca, our Chief Executive Officer, whose compensation is described in the previous tables:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)		Non-equity incentive plan compensation ($)	Nonqualified Deferred Compensation Earnings	All other Compensation ($)	Total

Marshall Sterman, Chairman	$22,500	(1)	206,033	(2)	210,000	(3)	0	0	(7)	438,533
David Hubbard	$26,625	(4)	1,212,610	(5)	78,750	(6)	0	0	(7)	1,317,985
Richard Burtt	$17,500	(1)	234,333	(8)	583,598	(9)	0	0	(7)	835,431
Robert Coffill	$17,500	(1)	0		333,485	(10)	0	0	(7)	350,985

(1) Each non-executive member of the board of directors is paid $15,000 per annum on a quarterly basis, as well as $500 per meeting, with the Chairman of the board receiving an additional $2,500 per annum, and $1,000 per meeting ("Board Compensation").  The board is required to hold five annual meetings.

(2) Calculated based on 196,222 shares consisting of 98,061 shares of restricted common stock were issued on March 26, 2007 and 98,061 shares of restricted common stock were issued on August 8, 2007.

(3) Grants of two year options to purchase a total of 200,000 shares, at an exercise price of $0.46, granted on January 16, 2007 pursuant to the 2006 Stock Incentive Plan.

(4) Compensation of $15,000 per annum paid to board members plus $2,500 for meetings and approximately $9,125 paid as wages for his services as an employee of the Company.

(5)  Calculated based on 1,154,867 shares issued on March 6, 2007, consisting of options to purchase 163,204 shares of common stock, exercisable at $0.46 per share.

(6) Grants of two year options to purchase a total of 75,000 shares, at an exercise price of $0.46, granted on January 16, 2007 pursuant to the 2006 Stock Incentive Plan.

(7) All board members shall be reimbursed for reasonable expenses incurred in attending meetings in accordance with the Company written travel and expense policy.

(8) Based on 223,175 shares of common stock granted on March 6, 2007 upon effectuation of the reverse merger between Bellacasa Productions, Inc. and WiFiMed, Inc.

(9) Based on options/warrants to purchase 555,808 shares which includes 175,000 options granted on January 16, 2007 and warrants to purchase 380,808 shares of common stock, granted on March 6, 2007.

(10) Based on 317,605 shares which includes grants of warrants to purchase 217,605 shares of common stock, exercisable at $0.46 per share, and granted on March 6, 2007 and two year options to purchase a total of 100,000 shares, at an exercise price of $0.46, granted on January 16, 2007 pursuant to the 2006 Stock Incentive Plan.

* All dollar value calculations in the above table are based on market price of $1.05 per share as reported on the OTCBB for WIFM on January 11, 2008.

Interests of Certain Persons

            No director, executive officer, or any associate thereof, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Amendment to the Articles of Incorporation referenced herein which is not shared by the majority of the shareholders of the Company.

AVAILABLE INFORMATION

            We are subject to the informational requirements of the Securities Exchange Act and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission Public Reference Room, 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

SIGNATURE

            Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ Gregory D.Vacca
Gregory D. Vacca
President and Chief Executive Officer

 February__, 2008
Atlanta, GA 30328

Exhibit A

JOINT WRITTEN CONSENT
 of the
 BOARD OF DIRECTORS AND MAJORITY STOCKHOLDERS
 of
 WIFIMED HOLDINGS COMPANY, INC.,
 a Nevada Corporation

            The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the issued and outstanding shares of capital stock of WIFIMed Holdings Company, Inc., a Nevada corporation (the "Corporation"), acting pursuant to the authority granted by Sections 78.390 and 78.320 of the Nevada General Corporation Law, and the By-Laws of the Corporation, do hereby adopt the following resolution by written consent as of January 18, 2008:

            AMENDMENT TO ARTICLES OF INCORPORATION

            WHEREAS, it is proposed that the Corporation amend its Articles of Incorporation, substantially in the form of Exhibit B attached hereto (the "Amendment"), in order to increase the Corporation's number of authorized shares of common stock from seventy-five million (75,000,000) shares to one hundred fifty million (150,000,000) shares;

            WHEREAS, it is deemed to be in the best interests of the Corporation and its stockholders to approve the Amendment;

            NOW, THEREFORE, BE IT RESOLVED, that the Amendment be, and hereby is, approved in all material respects;

            RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to prepare and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the "Schedule 14C") informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

            RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Nevada the Amendment, in accordance with applicable law;

            RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions; and

            RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

            This Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

            [SIGNATURES FOLLOW]

            This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

Dated January 18, 2008

DIRECTORS:

_/s/ Marshall Sterman_________
Marshall Sterman

_/s/ Gregory Vacca__________
Gregory Vacca

_/s/ Richard Burtt____________
Richard Burtt

_/s/ Robert Coffill____________
Robert Coffill

_/s/ David Hubbard__________
David Hubbard

CONSENTING MAJORITY STOCKHOLDERS:

_/s/ Marshall Sterman_________
Marshall Sterman

_/s/ Richard Burtt____________
Richard Burtt
For Value Added Strategies, LLC

_/s/ David Hubbard__________
David Hubbard

_/s/ Mark Bloomberg _________
Mark Bloomberg

_/s/ Francis Magliochetti_______
Francis Magliochetti
For Joy Terrace Capital

_/s/ James D. Copenhaver______
James D. Copenhaver
For JMJ Technologies, Inc.

_/s/ Robert Plumb ____________
Robert Plumb

_/s/ Ron Mills__________
Ron Mills
For Encounter Care Solutions, Inc.

_/s/ Maria DeVito ____________
Maria DeVito

_/s/ Barry Kramer ____________
Barry Kramer

_/s/ Jonathan Payne and spouse, Anne Payne
Jonathan Payne and Anne Payne
For Jonathan M. Payne and Anne M. Payne Community Property

JM Payne Profit Sharing Trust

_/s/ Steven Preiss ____________
Steven Preiss

_/s/ Patricia Jenkins ____________
Patricia Jenkins
For Patrician Jenkins, Jester LLC, Brooks Ventures LLC, Phillips Capital

EXHIBIT B

STATE of NEVADA
CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
WIFIMED HOLDINGS COMPANY, INC.

WiFiMed Holdings Company, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), and in accordance with the applicable provisions of Section 78 of the Nevada Revised Statutes ("NRS"):

FIRST:  That the following resolutions were adopted by the Corporation's Board of Directors and the holders of a majority of the voting capital stock of the Corporation:

NOW, THEREFORE, BE IT RESOLVED that

SECOND: the first subparagraph of the Third paragraph of the Corporation's Articles of Incorporation, as amended, is hereby deleted in its entirety and replaced with the following:

"3.        The number of shares that the corporation is authorized to issue and the par value of the shares shall be 150,000,000 common shares with a par value of $0.0001, and 25,000,000 preferred shares with a par value of $0.0001.  The corporation is authorized to issue bonds, debentures, warrants and options.  The common and preferred stock both to ‘take on any characteristic that the Board of Directors directs'."

THIRD:  The foregoing Certificate of Amendment to the Articles of Incorporation was adopted pursuant to NRS Section 78.390 by the Board of Directors of the Corporation by unanimous written consent dated January 18, 2008, and was adopted pursuant to NRS Section 78.320 by the holders of a majority of the Company's issued and outstanding shares of capital stock entitled to vote on the matter by written consent of such stockholders dated January 18, 2008.  Therefore, the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Articles of Incorporation to be executed by its duly authorized officer.

Dated:  January 24, 2008

                                                                                    _/s/ Gregory D. Vacca___
                                                                                    Gregory D. Vacca, President and CEO